UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 5, 2015

Date of Earliest Event Reported: May 5, 2015

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Harwood Street, Suite 2410 Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

(972) 479-5980

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Equity Distribution Agreement

On May 5, 2015, Mid-Con Energy Partners, LP (the “Partnership”) entered into an Equity Distribution Agreement (the “Agreement”), by and among the Partnership, Mid-Con Energy GP, LLC (the “General Partner”), Mid-Con Energy Properties, LLC (together with the Partnership and the General Partner, the “Partnership Parties”), and RBC Capital Markets, LLC, Wells Fargo Securities, LLC, UBS Securities LLC, Raymond James & Associates, Inc. and MLV & Co. LLC (each, a “Manager”, and collectively, the “Managers”). Pursuant to the terms of the Agreement, the Partnership may sell, from time to time, through the Managers, as sales agents, the Partnership’s common units representing limited partner interests (“Common Units”) having an aggregate offering amount of up to $50,000,000 (the “Units”). Sales of the Units, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act), including, without limitation, sales made directly on the NASDAQ Global Select Market, on any other existing trading market for our common units or to or through a market maker.

Under the terms of the Agreement, the Partnership may also sell Units from time to time to any Manager as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Units to a Manager as principal would be pursuant to the terms of a separate agreement between the Partnership and such Manager.

The Common Units will be issued pursuant to a Registration Statement on Form S-3 (File No. 333-195669), which was declared effective by the U.S. Securities and Exchange Commission on October 21, 2014. Certain legal opinions related to the issuance of the Units are filed herewith as Exhibits 5.1 and 8.1.

The Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify each Manager against certain liabilities, including liabilities under the Securities Act, or to contribute to payments such Manager may be required to make because of any of those liabilities.

Any Manager may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of its business.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated May 5, 2015, by and among Mid-Con Energy Partners, LP, Mid-Con Energy GP, LLC, Mid-Con Energy Properties, LLC, RBC Capital Markets, LLC, MLV & Co LLC, Raymond James & Associates, Inc., UBS Securities LLC, and Wells Fargo Securities, LLC.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP

	By:	Mid-Con Energy GP, LLC,
its general partner

Date: May 5, 2015	By:	/s/ Nathan P. Pekar
	Name:	Nathan P. Pekar
	Title:	Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated May 5, 2015, by and among Mid-Con Energy Partners, LP, Mid-Con Energy GP, LLC, Mid-Con Energy Properties, LLC, RBC Capital Markets, LLC, MLV & Co LLC, Raymond James & Associates, Inc., UBS Securities LLC, and Wells Fargo Securities, LLC.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).